Exhibit 99b

AT&T INC.
RESTATED SEGMENT RESULTS FOR THE QUARTERS AND YEAR ENDED 2006 Dollars in millions

Wireline

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Segment Operating Revenues	$14,421	$14,436	$14,306	$14,315	$57,478
Total Segment Operating Expenses	12,782	12,422	11,950	12,400	49,554
Segment Income	$1,639	$2,014	$2,356	$1,915	7,924

Depreciation and amortization expense included in Total Segment Operating Expenses	$2,441	$2,438	$2,387	$2,410	$9,676

Wireless

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Segment Operating Revenues	$8,988	$9,225	$9,561	$9,763	$37,537
Total Segment Operating Expenses	8,180	8,208	8,143	8,434	32,965
Segment Operating Income	808	1,017	1,418	1,329	4,572
Equity in Net Income (Loss) of Affiliates	(35)	(28)	(36)	(30)	(129)
Segment Income	$773	$989	$1,382	$1,299	$4,443

Depreciation and amortization expense included in Total Segment Operating Expenses	$1,687	$1,605	$1,582	$1,588	$6,462

Advertising & Publishing

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Segment Operating Revenues	$923	$925	$921	$946	$3,715
Segment Operating Expenses	448	435	440	447	1,770
Segment Operating Income	475	490	481	499	1,945
Equity in Net Income (Loss) of Affiliates	(5)	(6)	(2)	(4)	(17)
Segment Income	$470	$484	$479	$495	$1,928

Depreciation and amortization expense included in Total Segment Operating Expenses	$1	$-	$1	$1	$3

Other

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Segment Operating Revenues	$473	$463	$476	$496	$1,908
Segment Operating Expenses	397	364	398	356	1,515
Segment Operating Income (Loss)	76	99	78	140	393
Equity in Net Income (Loss) of Affiliates	331	446	644	599	2,020
Segment Income	$407	$545	$722	$739	$2,413

Depreciation and amortization expense included in Total Segment Operating Expenses	$43	$42	$42	$40	$167

AT&T INC.
RESTATED SEGMENT RESULTS FOR THE QUARTERS AND YEAR ENDED 2005 Dollars in millions

Wireline

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Segment Operating Revenues	$8,918	$8,995	$8,974	$11,567	$38,454
Total Segment Operating Expenses	7,954	8,096	7,643	11,072	34,765
Segment Income	$964	$899	$1,331	$495	3,689

Depreciation and amortization expense included in Total Segment Operating Expenses	$1,773	$1,757	$1,747	$2,149	$7,426

Wireless

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Total Segment Operating Revenues	$8,237	$8,616	$8,755	$8,860	$34,468
Total Segment Operating Expenses	8,124	8,112	8,098	8,307	32,641
Segment Operating Income	113	504	657	553	1,827
Equity in Net Income (Loss) of Affiliates	(19)	(48)	(38)	(9)	(114)
Segment Income	$94	$456	$619	$544	$1,713

Depreciation and amortization expense included in Total Segment Operating Expenses	$1,684	$1,637	$1,549	$1,738	$6,608

Advertising & Publishing

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Segment Operating Revenues	$929	$925	$932	$928	$3,714
Segment Operating Expenses	446	433	426	415	1,720
Segment Operating Income	483	492	506	513	1,994
Equity in Net Income (Loss) of Affiliates	(1)	-	-	(4)	(5)
Segment Income	$482	$492	$506	$509	$1,989

Depreciation and amortization expense included in Total Segment Operating Expenses	$2	$1	$1	$1	$5

Other

Segment Results

	For the Quarter Ended				For the Year Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,
Segment Operating Revenues	$424	$433	$428	$476	$1,761
Segment Operating Expenses	314	305	303	356	1,278
Segment Operating Income (Loss)	110	128	125	120	483
Equity in Net Income (Loss) of Affiliates	(54)	191	219	273	629
Segment Income	$56	$319	$344	$393	$1,112

Depreciation and amortization expense included in Total Segment Operating Expenses	$43	$43	$46	$50	$182